UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2026

Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2026, the board of directors (the “Board”) of Cable One, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased the number of directors constituting the Board from eight to nine and elected Paul Keglevic, 72, to serve as a director of the Company, effective immediately, filling the vacancy resulting from the increase. Mr. Keglevic will stand for election at the Company’s 2027 Annual Meeting of Stockholders. The Board also named Mr. Keglevic to serve as a member of a special committee of the Board established to evaluate strategic alternatives.

Mr. Keglevic served as Chief Executive Officer of Energy Future Holdings Corp. from 2016 to 2018, and previously served as its Chief Restructuring Officer, Executive Vice President, Chief Financial Officer and Chief Risk Officer from 2008 to 2018. Prior to that, Mr. Keglevic served as an audit partner at PricewaterhouseCoopers LLP, where he was the U.S. sector leader, and previously served as a partner at Arthur Andersen LLP. Mr. Keglevic currently serves on the board of directors of Evergy, Inc. and Telesat Corporation. He previously served on the board of directors of QVC, Inc., Frontier Communications Corporation, Ascena Retail Group, Inc., Rite Aid Corporation and Tupperware Brands Corporation, among others.

Mr. Keglevic will receive a monthly cash fee of $40,000, as well as $7,500 in cash on a “per diem” basis for additional time devoted to meetings or activities outside the scope of normal Board duties.

There is no other arrangement or understanding between Mr. Keglevic or any other person pursuant to which he was appointed as a director of the Company. There are no family relationships among Mr. Keglevic and any of the Company’s directors or executive officers. Mr. Keglevic has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Christopher J. Arntzen
	Name:	Christopher J. Arntzen
	Title:	Chief Legal Officer and Secretary

Date: October 30, 2026